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                                                                EXHIBIT 10.17(c)


                                    AMENDMENT


        AMENDMENT, dated as of August 19, 1997 (this "Amendment"), to the Interim Loan and Security Agreement, dated as of November 22, 1996 (as modified by that certain Notice of Extension of Agreement No. 1 dated May 15, 1997 with effect as of March 31, 1997 ("Extension No. 1"), and as otherwise amended, supplemented or otherwise modified prior to the date hereof, the "Agreement"), between AAMES CAPITAL CORPORATION, a California corporation (the "Borrower"), and PRUDENTIAL SECURITIES CREDIT CORPORATION, a Delaware corporation (the "Lender").

                                    RECITALS

        Pursuant to Extension No. 1, the Funding Termination Date was extended from March 31, 1997 to September 30, 1997, and the Maximum Funding Amount was increased from $125,000,000 to $250,000,000 for the period from March 31, 1997 to but excluding the earlier of June 30, 1997 and the date that the Certificates shall be issued by the Aames Mortgage Trust 1997-B. The Borrower has requested the Lender to agree to amend the Agreement to increase the Maximum Funding Amount to $250,000,000 for the period commencing on the effective date of this Amendment to but excluding the Funding Termination Date. The Lender is willing to agree to such amendment, but only on the terms and subject to the conditions set forth in this Amendment.

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower and the Lender hereby agree as follows:

        1. Defined Terms. Unless otherwise defined herein, terms defined in the Agreement are used herein as therein defined.

        2. Amendment. The Agreement is hereby amended by deleting clause 1(ii) of Extension No. 1 and substituting in lieu thereof a new clause 1(ii) to read in its entirety as follows:

               "(ii) that the Maximum Funding Amount for the Funding Period as so extended by increased to $250,000,000; and"

        3. Effectiveness. This Amendment shall become effective upon receipt by the Lender of evidence satisfactory to the Lender that this Amendment has been executed and delivered by the Borrower and the Guarantor. In addition, it shall be a condition subsequent to effectiveness of this Amendment that the Agent shall have received, within 7 days following the date hereof, an opinion of counsel to the Borrower, substantially in the form of Exhibit A hereto.


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        4. Representations and Warranties. To induce the Lender to enter into this Amendment, the Borrower hereby represents and warrants to the Lender that, after giving effect to the amendment provided for herein, the representations and warranties contained in the Agreement, the Custodial Agreement and the Guarantee will be true and correct in all material respects as if made on and as of the date hereof and that no Default or Event of Default will have occurred and be continuing.

        5. No Other Amendments. Except as expressly amended hereby, the Agreement, the Secured Note, the Custodial Agreement and the Guarantee shall remain in full force and effect in accordance with their respective terms, without any waiver, amendment or modification of any provision thereof.

        6. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

        7. Expenses. The Borrower agrees to pay and reimburse the Lender for all of the out-of-pocket costs and expenses incurred by the Lender in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the fees and disbursements of Cadwalader, Wickersham & Taft, counsel to the Lender.

        8. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                            [SIGNATURE PAGES FOLLOW]


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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.


                              AAMES CAPITAL CORPORATION

                              By: /s/ MARK E. ELBAUM
                                 -----------------------------------------------
                              Name: Mark E. Elbaum
                              Title: Senior Vice President -
                                     Finance and Chief Accounting Officer



                              PRUDENTIAL SECURITIES CREDIT CORPORATION

                              By: /s/ JEFF K. FRENCH
                                 -----------------------------------------------
                              Name: Jeff K. French
                              Title:


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                                                                       EXHIBIT A

            [LETTERHEAD OF COUNSEL TO THE BORROWER AND THE GUARANTOR]

                                 August __, 1997


Prudential Securities Credit Corporation
One New York Plaza
New York, New York  10292-2012

Gentlemen:

               I am counsel to Aames Capital Corporation, a California corporation (the "Borrower"), and Aames Financial Corporation, a Delaware corporation (the "Guarantor"), and have acted as such in connection with the execution and delivery of the following documents:

               (i) the Interim Loan and Security Agreement, dated as of November 22, 1996 (the "Original Interim Loan Agreement"), between Prudential Securities Credit Corporation (the "Lender") and the Borrower;

               (ii) the Secured Note (the "Original Note") dated November 22, 1996, made by the Borrower in favor of the Lender, the Endorsement, dated March 31, 1997, to the Secured Note (the "Endorsement"; the Original Note, as amended by the Endorsement, is referred to as the "Note");

               (iii) the Custodial Agreement, dated as of November 22, 1996, (the "Custodial Agreement"), among the Borrower, the Lender and Bankers Trust Company of California, N.A. (the "Custodian");

               (iv) the Intercreditor and Joint Shipment Agreement, dated as of November 22, 1996 (the "Intercreditor Agreement"), among NationsBank of Texas, N.A. and the Custodian, as joint custodians, the Lender and the Borrower;

               (v) the Guarantee, dated as of November 22, 1996 (the "Guarantee"), made by the Guarantor in favor of the Lender;

               (vi) the Notice of Extension of Agreement No. 1, dated May 15, 1997 with effect as of March 31, 1997 (the "Notice of Extension"), between the Borrower and the Lender; and




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                (vii) the Amendment, dated as of August __, 1997 (the
        "Amendment"; the Original Interim Loan Agreement, as amended by the Notice of Extension and the Amendment, is referred to as the "Interim Loan Agreement"), between the Borrower and the Lender.

               This opinion is being delivered to you pursuant to Section 3(b) of the Amendment. Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Interim Loan Agreement.

               I have examined executed copies of the Interim Loan Agreement, the Note, the Intercreditor Agreement, the Custodial Agreement, the Guarantee, the Endorsement, the Notice of Extension and the Amendment. I have also examined originals or photostatic or certified copies of all such corporate records of the Borrower, and such certificates of public officials, certificates of corporate officers, and other documents, as I have deemed appropriate and necessary as a basis for the opinions hereinafter expressed. In making my examination and rendering the opinions hereinafter expressed I have assumed that each party to each of the Interim Loan Agreement, the Intercreditor Agreement, and the Custodial Agreement (other than the Borrower) has the corporate power to enter into and perform all of its obligations thereunder, (ii) the due authorization, execution and delivery of each of the Interim Loan Agreement, the Intercreditor Agreement and the Custodial Agreement by the parties thereto (other than the Borrower) and (iii) the validity and binding effect on the parties thereto (other than the Borrower) of each of the Interim Loan Agreement, the Intercreditor Agreement and the Custodial Agreement.

               The opinions expressed below with respect to enforceability are subject to the following additional qualifications:

               (a) The effect of bankruptcy, insolvency, reorganization, moratorium, receivership, or other similar laws of general applicability relating to or affecting creditors' rights generally in the event of bankruptcy, insolvency, reorganization, moratorium or receivership.

               (b) The application of general principles of equity, including, but not limited to, the right of specific performance (regardless of whether enforceability is considered in a proceeding in equity or at law).

               Based upon the foregoing, I am of the opinion that:

               1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

               2. The Borrower has the corporate power and legal right to execute and deliver the Amendment, to borrow under the Interim Loan Agreement, as amended by the Amendment, and the Note, and to grant liens under the Interim Loan Agreement, and has taken all necessary corporate action to authorize such borrowing and such granting of liens upon the terms and conditions of the Interim Loan Agreement, and to authorize the execution


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and delivery of the Amendment. The Borrower is duly licensed as a licensee or is otherwise qualified in each state in which its ownership of property or the conduct of its business requires such licensure or qualification and where failure to be so licensed or qualified would have a material adverse effect on the business of the Borrower, on the Collateral, on the ability of the Borrower to pay or perform the Secured Obligations or on the rights and remedies of the Lender under the Interim Loan Agreement, the Note, the Custodial Agreement, the Intercreditor Agreement or the Guarantee, and the Borrower is, to our knowledge, in compliance in all material respects with each such state's applicable statutes, laws, rules and regulations. No consent of any other Person
(including, without limitation, stockholders of the Borrower), and no consent, license, permit, approval or authorization of, or registration or declaration with, any governmental authority, bureau of agency is required connection with the execution and delivery of the Amendment or the enforceability of each of the Interim Loan Agreement, and the Note.

               3. Each of the Interim Loan Agreement, the Note, the Intercreditor Agreement and the Custodial Agreement constitutes the legal, valid, and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms.

               4. The Guarantee constitutes the legal, valid, and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms.

               5. The execution and delivery of the Amendment and the performance of each of the Interim Loan Agreement, and the Note will not violate any provision of any existing Federal laws or the laws of the State of California or of the charter or by-laws of the Borrower or of any mortgage, indenture, contract or other undertaking to which, to the best of my knowledge (after due inquiry), the Borrower is a party or which is binding upon it or its assets, and, to the best of my knowledge (after due inquiry), will not result in the creation or imposition of any lien, charge or encumbrance on any of its assets pursuant to the provisions of any of the foregoing.

               6. No litigation or administrative proceeding of or before any governmental authority or court is currently pending, or, to the best of my knowledge (after due inquiry), threatened, against the Borrower or its assets, the liability with respect to which is likely to be material to the financial position or results of operations of the Borrower.

               7. Assuming that the Lender acquired the promissory notes (the "Mortgage Notes") evidencing the Mortgage Loans for value, the Interim Loan Agreement creates in favor of the Lender a security interest under the Uniform Commercial Code (the "UCC") as currently in effect in New York in all rights of the Borrower in the Mortgage Notes. Provided that on the date hereof (i) the Custodian has acquired and maintains continuous possession of the Mortgage Notes within the State of California and (ii) the Custodian is acting on behalf of the Lender in accordance with the terms of the Custodial Agreement and no other agreements or understandings, written or oral, govern the relationship between the Custodian and the Lender, then, the security interest in the Mortgage Notes granted by the Borrower to the Lender will be, on the date of possession of the Mortgage Notes by the Custodian, perfected


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and prior to any other security interest which can be perfected under the
Uniform Commercial Code as currently in effect in California.

               I am admitted to practice law in the State of California, and the foregoing opinions are limited to the Federal laws of the United States, the Delaware General Corporation Law and the laws of the State of California. I note that the Interim Loan Agreement, the Note, the Custodial Agreement and the Guarantee are governed by the law of the State of New York and, with your consent, I have assumed for purposes of Paragraphs 3, 4 and the first sentence of Paragraph 11 of this opinion that the law of the State of New York is identical to the law of the State of California.

                                                   Sincerely yours,





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